Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

ARAX HOLDINGS CORP.

(the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Michael Pieter Loubser has consented to act as the new Chairman of the Board of Directors of the Company.

C.	Ockert Cornelius Loubser has consented to act as the new Chief Executive Officer of the Company.

D.	Rastislav Vašička has consented to act as the new Chief Information Officer of the Company.

BE IT RESOLVED THAT:

E.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

F.	Michael Pieter Loubser shall act as the new Chairman of the Board of Directors of the Company.

G.	Ockert Cornelius Loubser shall act as the new Chief Executive Officer of the Company.

H.	Rastislav Vašička shall act as the new Chief Information Officer of the Company.

Effective date: June 24, 2021

/s/ David Lazar
David Lazar

/s/ Michael Pieter Loubser
Michael Pieter Loubser

/s/ Ockert Cornelius Loubser
Ockert Cornelius Loubser

/s/ Rastislav Vašička
Rastislav Vašička